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Exhibit 10.15

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP
633 West Fifth Street, 40th Floor
Los Angeles, California 90071
Attention: Anthony Lebron

MORTGAGE, ASSIGNMENT OF RENTS AND
LEASES, AND SECURITY AGREEMENT
by and from
INTERDENT SERVICE CORPORATION, "Mortgagor"
to
WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as collateral agent, "Mortgagee"

Dated as of December 15, 2004

Location:	304 S. Air Depot
Municipality:	Midwest City
County:	Oklahoma
State:	Oklahoma

MORTGAGE, ASSIGNMENT OF
RENTS AND LEASES, AND SECURITY AGREEMENT
(Oklahoma)

        THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT (this "Mortgage") is dated as of December 15, 2004, by and from INTERDENT SERVICE CORPORATION, a Washington corporation ("Mortgagor"), whose address is 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245 to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent ("Collateral Agent") for the holders of the Notes (as hereinafter defined), having an address at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California (Collateral Agent, together with its successors and assigns, is referred to herein as "Mortgagee").

RECITALS:

        WHEREAS, Mortgagor is the fee owner of the real property and improvements described in Exhibit A attached hereto.

        WHEREAS, Mortgagor, InterDent, Inc., a Delaware corporation ("Parent"), IDI Acquisition Corp., a Delaware corporation ("IDI"), Wells Fargo Bank, National Association, a national banking association ("Trustee"), and as Collateral Agent have entered into an indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which IDI issued $80,000,000 in aggregate principal amount of 10 3/4% Senior Secured Notes due 2011 (together with any notes issued in replacement thereof or in exchange or substitution therefore, including, without limitation, pursuant to the transactions contemplated by the registration rights agreement, dated as of the date hereof, among Mortgagor, Parent, IDI and Jefferies & Company, Inc., the "Notes");

        WHEREAS, pursuant to an agreement and plan of merger, dated as of the date hereof, IDI has merged with and into Mortgagor and Mortgagor has assumed the Notes and succeeded to all of the rights, obligations and restrictions of the Indenture; and

        WHEREAS, Mortgagor is receiving a good and valuable benefit, the sufficiency and receipt of which is hereby acknowledged, from the issuance of the Notes, which is conditioned upon Mortgagor delivering this Mortgage.

ARTICLE 1
DEFINITIONS

        Section 1.1    Definitions.    All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. As used herein, the following terms shall have the following meanings:

          (a)   "Agency Documents": Shall have the meaning ascribed to such term in Article 8 hereof.

          (b)   "Bankruptcy Code": Shall have the meaning ascribed to such term in Article 6 hereof.

          (c)   "Event of Default": Shall have the meaning ascribed to such term in Article 4 hereof.

          (d)   "IDI": Shall have the meaning ascribed to such term in the recitals hereto.

          (e)   "Indebtedness": All liabilities, obligations (including the Obligations), or undertakings owing by Mortgagor to Mortgagee of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Indenture, the Notes, this Mortgage or any of the other Note Documents, including, without limitation, (1) the repayment of all amounts outstanding from time to time under the Indenture, the Notes and the other Note Documents, including principal, interest (including all interest that, but for the provisions of the Bankruptcy Code, would have accrued), (2) fees, costs, expenses, charges and indemnification obligations accrued, incurred or arising in connection with any Note Documents, (3) any and all Notes issued in the future pursuant to the terms of the Indenture, and (4) all other payment Obligations.

          (f)    "Indenture": Shall have the meaning ascribed to such term in the recitals hereto.

          (g)   "Mortgage": Shall have the meaning ascribed to such term in the preamble of this Mortgage.

          (h)   "Mortgaged Property": All of Mortgagor's interest in (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "Land"), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "Improvements"; the Land and Improvements are collectively referred to herein as the "Premises"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all reserves, escrows or impounds required under the Indenture and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the "Deposit Accounts"), (5) all existing and future leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use or occupy, all or any part of the Mortgaged Property, whether made before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code, together with any extension, renewal or replacement of the same and together with all related security and other deposits (the "Leases"), (6) all of the rents, additional rents, revenues, royalties, income, proceeds, profits, early termination fees or payments, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property or any part thereof, whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the "Rents"), (7) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "Property Agreements"), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds, utility refunds and rebates, earned or received at any time (the "Tax Refunds"), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds"), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "Insurance"), (12) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the "Condemnation Awards"), (13) all of Mortgagor's rights to appear and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagor in the Mortgaged Property, and (14) all rights, powers, privileges, options and other benefits of Mortgagor as lessor under the Leases, including, without limitation, the immediate and continuing right to claim for, receive, collect and receive all Rents payable or receivable under the Leases or pursuant thereto (and to apply the same to the payment of the Indebtedness and the Obligations), and to do all other things which Mortgagor or any lessor is or may become entitled to do under the Leases. As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein. THE TERM "MORTGAGED PROPERTY" IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH MORTGAGEE HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

          (i)    "Mortgagee": Shall have the meaning ascribed to such term in the preamble to this Mortgage.

          (j)    "Mortgagor": Shall have the meaning ascribed to such term in the preamble to this Mortgage.

          (k)   "Notes": Shall have the meaning ascribed to such term in the recitals hereto.

          (l)    "Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor under the Indenture, the Intercreditor Agreement and the other Note Documents, including, but not limited to, the "Obligations", as defined in the Indenture.

          (m)  "Parent": Shall have the meaning ascribed to such term in the recitals hereto.

          (n)   "Priority Lien Representative": Shall have the meaning ascribe to such term in the Intercreditor Agreement.

          (o)   "Priority Liens": Shall have the meaning ascribed to such term in the Intercreditor Agreement.

          (p)   "Security Agreement": Shall mean that certain agreement dated as of the date hereof, by and between Mortgagor and Collateral Agent.

          (q)   "Trustee": Shall have the meaning set ascribe to such term in the recitals hereto.

          (r)   "UCC": The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Land is located, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2
GRANT

        Section 2.1    Grant.    For and in consideration of good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Mortgagor herein set forth, to secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, WARRANTS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights and appurtenances thereof to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee. All provisions of this Mortgage are subject to the Intercreditor Agreement, dated as of the date hereof, between the Mortgagee and Wells Fargo Foothill, Inc., as Priority Lien Collateral Agent (the "Intercreditor Agreement").

        TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the parts, rights, privileges, hereditaments, and appurtenances thereto in any ways belonging or appertaining, to the use, benefit, and behoof of Mortgagee, its successors and assigns, in fee simple forever.

        Without limiting the foregoing, the Mortgaged Property described in this Agreement shall constitute part of the Collateral in the Indenture.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

        Mortgagor warrants, represents and covenants to Mortgagee as follows:

        Section 3.1    Title to Mortgaged Property and Lien of this Instrument.    Mortgagor (i) has good and indefeasible title to the Mortgaged Property, in fee simple (to the extent that the Mortgaged Property constitutes real property), free and clear of any liens, claims or interests, except for the Permitted Liens and the Priority Liens, and (ii) has full power and lawful authority to encumber the Mortgaged Property in the manner and form set forth in this Mortgage. This Mortgage creates a valid, enforceable second priority lien and security interest against the Mortgaged Property (subject only to the Permitted Liens and the Priority Liens).

        Section 3.2    Lien Status.    Mortgagor shall preserve and protect the lien and security interest status of this Mortgage and the other Note Documents. If any lien or security interest, other than the Permitted Liens or the Priority Liens, is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Indenture (including the requirement of providing a bond or other security satisfactory to Mortgagee).

        Section 3.3    Payment and Performance.    Mortgagor shall pay the Indebtedness when due under the Indenture, the Notes and the other Note Documents and shall perform the Obligations in full when they are required to be performed.

        Section 3.4    Replacement of Fixtures.    Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage, the Intercreditor Agreement and the other Note Documents, and free and clear of any other lien or security interest except such as may be permitted under the Indenture or first approved in writing by Mortgagee.

        Section 3.5    Inspection.    Mortgagor shall permit Mortgagee and its agents, representatives and employees to inspect the Mortgaged Property and all books and records of Mortgagor located thereon. Provided that no Event of Default exists, all such inspection shall be conducted at reasonable times and upon reasonable prior notice to Mortgagor. Mortgagee shall restore the Mortgaged Property to the condition it was in immediately prior to such testing and investigation.

        Section 3.6    Other Covenants.    All of the covenants in the Indenture, the Intercreditor Agreement and the other Note Documents are incorporated herein by reference and, together with covenants in this Article 3, shall, to the extent applicable, be covenants running with the land.

        Section 3.7    Condemnation Awards and Insurance Proceeds.

        (a)    Condemnation Awards.    Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, will notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation. Unless otherwise permitted to be retained by Mortgagor under the Indenture, Mortgagor assigns, subject to the terms of the Intercreditor Agreement, all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefore, subject to the terms of the Indenture. Unless otherwise permitted to be retained by Mortgagor under the Indenture, Mortgagor hereby waives all rights to such awards and compensation described in the foregoing sentence. Mortgagor, upon the reasonable request by Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

        (b)    Insurance Proceeds.    Pursuant to the terms of the Indenture and the Intercreditor Agreement and to the extent assigned therein, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property.

        Section 3.8    Costs of Defending and Upholding the Lien.    If any action or proceeding is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary for Mortgagee to defend or uphold the lien of this Mortgage including any extensions, renewals, amendments or modifications thereof, Mortgagor shall, on demand, reimburse Mortgagee for all expenses (including, without limitation, reasonable attorneys' fees and reasonable appellate attorneys' fees) incurred by Mortgagee in any such action or proceeding and all such expenses shall be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage or to recover or collect the Indebtedness, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

        Section 3.9    TRANSFER OF THE SECURED PROPERTY.    EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE TERMS OF THE INDENTURE AND THE INTERCREDITOR AGREEMENT, MORTGAGOR SHALL NOT SELL, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, GROUND LEASE, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE MORTGAGED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF MORTGAGEE. THE CONSENT BY MORTGAGEE TO ANY SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION OF, ANY PORTION OF THE MORTGAGED PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY FURTHER SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF MORTGAGEE, AT ITS OPTION, TO DECLARE THE INDEBTEDNESS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO MORTGAGOR OR ANY OTHER PERSON OR ENTITY, UPON ANY SUCH SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST, GROUND LEASE, OR OTHER HYPOTHECATION TO WHICH MORTGAGEE SHALL NOT HAVE CONSENTED.

        Section 3.10    Security Deposits.    To the extent required by law, or after an Event of Default has occurred and during its continuance, if required by Mortgagee, all security deposits of tenants of the Mortgaged Property shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within twenty (20) days after request by Mortgagee, Mortgagor shall furnish satisfactory evidence of compliance with this Section 3.10, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Mortgagee, as requested thereby, certified by Mortgagor.

ARTICLE 4
DEFAULT

        Section 4.1    Events of Default.    The occurrence of any of the following events shall constitute an event of default under this Mortgage (each an "Event of Default"):

          (a)   an "Event of Default" (as such term is defined in the Indenture) shall have occurred;

          (b)   Mortgagor's breach of any of the covenants set forth in this Mortgage and such failure continues for a period of ten (10) Business Days; or

          (c)   if any material misstatement or misrepresentation exists as of the date made or deemed made in any warranty or representation set forth in Article 3 hereof.

ARTICLE 5
REMEDIES AND FORECLOSURE

        Section 5.1    Remedies.    If an Event of Default exists, Mortgagee may, at Mortgagee's election, and subject to the terms of the Intercreditor Agreement, exercise any or all of the following rights, remedies and recourses:

          (a)   To the extent permitted under the Indenture, the Intercreditor Agreement or any other Note Document, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

          (b)   Notify all tenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Mortgagee and are to be paid directly to Mortgagee, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Mortgagee has taken possession of the Premises, and to exercise whatever rights and remedies Mortgagee may have under any assignment of rents and leases.

          (c)   As and to the extent permitted by law, enter the Mortgaged Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat; (ii) complete any construction on the Premises in such manner and form as Mortgagee deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Mortgagor with respect to the Premises, whether in the name of Mortgagor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Mortgagee's rights under any assignment of rents and leases securing the Indebtedness; and (iv) pursuant to the provisions of the Indenture and the Intercreditor Agreement, apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees.

          (d)   Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7 hereof.

          (e)   Require Mortgagor to assemble any collateral under the UCC of the State of Oklahoma, 12A 0.5. §§ 1-101 et seq. and make it available to Mortgagee, at Mortgagor's sole risk and expense, at a place or places to be designated by Mortgagee, in its sole discretion.

          (f)    Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in accordance with applicable law in one or more parcels as Mortgagee may determine. Except as otherwise required by applicable law, with respect to any notices required or permitted under the UCC of the State of Oklahoma, Mortgagor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the holders of the Notes may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement and valuation of the Mortgaged Property is waived. In the event of any sale made under or by virtue of this Article 5 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby.

          (g)   With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable (if Mortgagee shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Note Document; or (3) to the extent permitted by applicable law, recover judgment on the Indenture either before, during or after any proceedings for the enforcement of this Mortgage.

          (h)   Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7 hereof.

          (i)    Exercise all other rights, remedies and recourses granted under the Indenture, the Intercreditor Agreement or the other Note Documents or otherwise available at law or in equity.

        Section 5.2    Separate Sales.    The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

        Section 5.3    Remedies Cumulative, Concurrent and Nonexclusive.    Mortgagee shall have all rights, remedies and recourses granted in this Mortgage, the Indenture, the Intercreditor Agreement or any of the other Note Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Indenture, the Intercreditor Agreement or the other Note

Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Indenture, the Intercreditor Agreement and the other Note Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

        Section 5.4    Release of and Resort to Collateral.    Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Note Documents or their status as a second lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

        Section 5.5    Waiver of Redemption, Notice and Marshalling of Assets.    To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) unless otherwise required under the Indenture, the Intercreditor Agreement or any of the other Note Documents, all notices of any Event of Default or of any election by Mortgagee to exercise or the actual exercise of any right, remedy or recourse provided for under the Note Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

        Section 5.6    Discontinuance of Proceedings.    If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Note Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Note Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Note Documents for such Event of Default.

        Section 5.7    Application of Proceeds.    Subject to the Intercreditor Agreement, the proceeds of any sale made under or by virtue of this Article 5, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

          (a)   to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) Mortgagee's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

          (b)   to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as set forth in the Indenture; and

          (c)   the balance, if any, to the payment of the Persons legally entitled thereto.

        Section 5.8    Occupancy After Foreclosure.    Except as otherwise required by applicable law, any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(e) or Section 5.1(f) hereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

        Section 5.9    Additional Advances and Disbursements; Costs of Enforcement.

          (a)   If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage, the Indenture, the Intercreditor Agreement or any of the other Note Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

          (b)   Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses and all reasonable costs and expenses related to legal work, research and litigation) of or incidental to the perfection and enforcement of this Mortgage, the Indenture, the Intercreditor Agreement and the other Note Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage, the Indenture, the Intercreditor Agreement and the other Note Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

        Section 5.10    No Mortgagee in Possession.    Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee under the Indenture, the Intercreditor Agreement or the other Note Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

        Section 5.11    WAIVER OF MORTGAGOR'S RIGHTS.    BY EXECUTION OF THIS MORTGAGE, MORTGAGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF MORTGAGEE TO ACCELERATE THE INDEBTEDNESS, IN THE MANNER SET FORTH IN THE INDENTURE, EVIDENCED BY THE INDENTURE, THE INTERCREDITOR AGREEMENT OR OTHER NOTE DOCUMENTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT; (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, AND EXCEPT AS SET FORTH IN THE INDENTURE OR ANY OF THE NOTE DOCUMENTS, WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY MORTGAGEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO MORTGAGEE; (C) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR AND MORTGAGOR HAS CONSULTED WITH LEGAL COUNSEL OF MORTGAGOR'S CHOICE PRIOR TO EXECUTING THIS MORTGAGE; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR TRANSACTION.

ARTICLE 6
ASSIGNMENT OF RENTS AND LEASES

        Section 6.1    Assignment.    In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its rights, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Indenture or the Intercreditor Agreement, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor). Prior to a Discharge of the Priority Liens, Mortgagor's obligations under this Section 6.1 shall be satisfied so long as the Priority Lien Representative holds Mortgagor's right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of Mortgagor's rights, title and interest in and to all Rents as agent for Collateral Agent.

        Section 6.2    Perfection Upon Recordation.    Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage and the filing of appropriate UCC financing statements, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected security interest, present assignment of the Rents arising out of the Leases and all security for such Leases (subject to the Permitted Liens and Priority Liens). Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed Mortgagee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

        Section 6.3    Bankruptcy Provisions.    Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

        Section 6.4    No Merger of Estates.    So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 7
SECURITY AGREEMENT

        Section 7.1    Security Interest.    This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a security interest, subject only to the Permitted Liens and the Priority Liens, in the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. THE TERM "MORTGAGED PROPERTY" IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH MORTGAGEE HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

        Section 7.2    Financing Statements.    Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's state of organization is the State of Washington

        Section 7.3    Fixture Filing.    This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the address of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

ARTICLE 8
MISCELLANEOUS

        Section 8.1    Notices.    Any notice required or permitted to be given under this Mortgage shall be given in accordance with the terms of the Indenture.

        Section 8.2    Covenants Running with the Land.    All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Indenture, the Intercreditor Agreement and the other Note Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

        Section 8.3    Attorney-in-Fact.    Pursuant to the terms of Section 2.5 of the Security Agreement (Issuer) to the extent granted by and as limited by such Section, Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest.

        Section 8.4    Successors and Assigns.    This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the holders of the Notes and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

        Section 8.5    No Waiver.    Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Note Documents shall not be deemed to be a waiver of same, and Mortgagee and the holders of the Notes shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

        Section 8.6    Indenture.    If any conflict or inconsistency exists between this Mortgage and the Indenture, the Indenture shall govern.

        Section 8.7    Release or Reconveyance.    Upon payment in full of the Indebtedness and performance in full of the Obligations (other than contingent indemnification Obligations), and as otherwise provided in the Indenture and the Intercreditor Agreement, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

        Section 8.8    Waiver of Stay, Moratorium and Similar Rights.    Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

        Section 8.9    Applicable Law.    The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflicts of law principles.

        Section 8.10    Headings.    The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

        Section 8.11    Entire Agreement.    This Mortgage, the Indenture, the Intercreditor Agreement and the other Note Documents embody the entire agreement and understanding between Mortgagor and Mortgagee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Mortgage, Indenture, the Intercreditor Agreement and the other Note Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        Section 8.12    Mortgagee as Collateral Agent; Successor Collateral Agents.

          (a)   Collateral Agent has been appointed to act as collateral agent hereunder by the holders of the Notes. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Indenture, the Intercreditor Agreement, the other Note Documents, any related agency agreement among Collateral Agent and the holders of the Notes (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Collateral Agent, without inquiry into the existence of required consents or approvals of the holders of the Notes therefor.

          (b)   Mortgagee shall at all times be the same Person that is Collateral Agent under the Agency Documents. Written notice of resignation by Collateral Agent pursuant to the Agency Documents shall also constitute notice of resignation as Collateral Agent under this Mortgage. Removal of Collateral Agent pursuant to any provision of the Agency Documents shall also constitute removal as Collateral Agent under this Mortgage. Appointment of a successor Collateral Agent pursuant to the Agency Documents shall also constitute appointment of a successor Collateral Agent under this Mortgage. Upon the acceptance of any appointment as Collateral

  Agent by a successor Collateral Agent under the Agency Documents, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent as the Mortgagee under this Mortgage, and the retiring or removed Collateral Agent shall promptly (i) assign and transfer to such successor Collateral Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Collateral Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the liens and security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Collateral Agent hereunder.

          (c)   Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by the "Mortgagee" shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Mortgagee in its capacity as Collateral Agent pursuant to the Indenture for the benefit of the holders of the Notes, all as more fully set forth in the Indenture.

ARTICLE 9
LOCAL LAW PROVISIONS

        Section 9.1    Conflicts.    In the event of a conflict between the terms of this Article 9 and any provision of this Mortgage, the Indenture, the Intercreditor Agreement or any other Note Documents, the terms of this Article 9 will control with respect to the Mortgaged Property located in the State of Oklahoma.

        Section 9.2    Power of Sale Disclosure.    The following disclosure is incorporated as part of this Mortgage:

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

        Section 9.3    Mortgage Amount.    Notwithstanding any provision hereof to the contrary, recovery under this Security Instrument is limited to $200,000.00.

        Section 9.4    Mortgage Maturity.    This Agreement shall become effective upon the execution and delivery hereof by Mortgagor and the Collateral Agent and shall continue in full force and effect for a term ending December 15, 2011.

        Section 9.5    Foreclosure.    On the occurrence of an Event of Default, the Mortgagee may: (i) declare the principal of the Indebtedness, all interest accrued thereon and all other sums hereby secured, without deduction and without notice, to be immediately due, and the Mortgagee will be entitled to foreclose the liens created by this Mortgage by judicial proceedings; or (ii) after any notice to the Mortgagor required by the Oklahoma Power of Sale Mortgage Foreclosure Act, declare the principal of the Indebtedness, all interest accrued thereon and all other sums hereby secured, without deduction, to be immediately due, and the Mortgagee will be entitled to foreclose the liens created by this Mortgage by power of sale pursuant to the provisions of the Oklahoma Power of Sale Mortgage Foreclosure Act. The Mortgagor hereby confers on the Mortgagee and grants to Mortgagee the power to sell the Mortgaged Property. On the occurrence of an Event of Default, the Mortgagee will be entitled to exercise all further and additional remedies as might now or hereafter be accorded to the

Mortgagee at law or in equity. Whether the Mortgagee elects to foreclose the liens created by this Mortgage by judicial proceedings or by power of sale, the Mortgagee will, immediately on the occurrence of an Event of Default, be entitled to the possession of the Mortgaged Property and the rents and profits thereof and will be entitled to have a receiver appointed to take possession of the Mortgaged Property without notice (which notice the Mortgagor hereby expressly waives) and without the obligation of the Mortgagee to demonstrate cause for such appointment of a receiver, notwithstanding anything contained in this Mortgage, and the other Note Documents or any law heretofore or hereafter enacted.

        Section 9.6    Appraisement.    Appraisement of the Mortgaged Property is hereby expressly waived, or not, at the option of the Mortgagee, with such option to be exercised at the time judgment is entered in any judicial proceeding foreclosing the lien granted by this Mortgage or at any time prior thereto.

(signature pages follow)

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:
INTERDENT SERVICE CORPORATION, a Washington corporation
By:
Name:
Its:

(Signature Page to Oklahoma Mortgage)

STATE OF	)
) ss.
COUNTY OF	)

On                        , 2004, before me, the undersigned, Notary Public in and for said State and County, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity(ies) upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public

Exhibit A

A part of the Northwest Quarter of Section 3, Township 11 North, Range 2 West of the Indian Meridian, in Oklahoma County, Oklahoma, described as follows:

Beginning at a point on the west line of said Quarter Section 902 feet south of the Northwest Corner;

THENCE east and parallel with the north line of said Quarter a distance of 260 feet;

THENCE south and parallel with the west line of said Quarter a distance of 110 feet;

THENCE west 260 feet;

THENCE north along the west line of said Quarter a distance of 110 feet to the point of beginning

QuickLinks

  Exhibit 10.15
MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT (Oklahoma)
ARTICLE 4 DEFAULT
ARTICLE 5 REMEDIES AND FORECLOSURE
ARTICLE 6 ASSIGNMENT OF RENTS AND LEASES
ARTICLE 7 SECURITY AGREEMENT
ARTICLE 8 MISCELLANEOUS
ARTICLE 9 LOCAL LAW PROVISIONS